EXHIBIT 99.1

Advanced Energy Reports Third Quarter 2004 Results — Page 1
October 21, 2004

CONTACTS:
Mike El-Hillow	Cathy Kawakami
Executive Vice President, Chief Financial Officer	Director of Investor Relations
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970-407-6570	970-407-6732
mike.el-hillow@aei.com	cathy.kawakami@aei.com

FOR IMMEDIATE RELEASE

ADVANCED ENERGY REPORTS THIRD QUARTER 2004 RESULTS

FORT COLLINS, Colo., October 21, 2004 — Advanced Energy Industries, Inc. (Nasdaq: AEIS) today reported financial results for the third quarter ended September 30, 2004. Advanced Energy offers a comprehensive suite of process-centered solutions critical to the production of semiconductors, flat panel displays, data storage products, architectural glass and other advanced product applications.

For the 2004 third quarter, revenues were $93.6 million, up 36 percent compared to $68.6 million for the third quarter of 2003, and down 14 percent compared to revenues of $108.9 million for the second quarter of 2004. The third quarter 2004 net loss of $1.1 million, or $0.03 per share, compares to the third quarter 2003 net loss of $27.4 million, or $0.85 per share. Net income for the second quarter of 2004 was $4.5 million, or $0.13 per diluted share.

Revenue for the nine months ended September 30, 2004 was $306.9 million versus $187.7 million for the first nine months of 2003. Net income for the 2004 nine-month period was $10.3 million, or $0.31 per diluted share, compared to a net loss for the 2003 nine-month period of $41.8 million, or $1.30 per share.

Doug Schatz, chairman and chief executive officer, said, “Our third quarter results reflect the downward trend in semiconductor capital equipment and data storage spending that we discussed on our second quarter 2004 conference call. We expect this weakness to continue in the near term, but depending on the shape of the industry cycle, there could be growth drivers for increased capital investment during 2005. However, this is primarily dependent on macroeconomic factors that are difficult to estimate and predict.

“We are focused on what we can control, specifically, driving continued technology leadership and improved efficiencies throughout the organization. Today, we announced a realignment of our manufacturing organization that will reduce our Fort Collins workforce by approximately 200 employees over the next nine months. Once the transition is complete, the Fort Collins facility will focus on new product design and launch programs, low volume manufacturing and advanced manufacturing processes,” continued Mr. Schatz.

Advanced Energy Reports Third Quarter 2004 Results — Page 2
October 21, 2004

“This is a difficult decision that affects many of our local employees. However, it is a necessary step in our worldwide manufacturing realignment designed to enhance our ability to deliver higher quality products with shorter lead times at lower cost. We continue to provide value and innovation to our customers, while taking necessary steps to align our company with the industry environment both near and long term,” continued Mr. Schatz.

For the fourth quarter of 2004, the Company expects the business environment to continue to decline based on the cautious spending outlook from major semiconductor end users and OEMs. The Company anticipates fourth quarter revenue to be $82.5 million to $85.0 million, or down approximately 9 to 12 percent relative to the third quarter, and a loss per share range of $0.15 to $0.20.

Third Quarter Conference Call

Management will host a conference call today, Thursday, October 21, 2004 at 5:00 pm Eastern time to discuss Advanced Energy’s financial results. You may access this conference call by dialing 888-713-4717. International callers may access the call by dialing 706-679-7720. For a replay of this teleconference, please call 706-645-9291, and enter the pass code 6231808. The replay will be available through Thursday, October 28, 2004. There will also be a webcast available at www.advanced-energy.com.

About Advanced Energy

Advanced Energy is a global leader in the development and support of technologies critical to high-technology manufacturing processes used in the production of semiconductors, flat panel displays, data storage products, compact discs, digital video discs, architectural glass, and other advanced product applications.

Leveraging a diverse product portfolio and technology leadership, Advanced Energy creates solutions that maximize process impact, improve productivity and lower the cost of ownership for its customers. This portfolio includes a comprehensive line of technology solutions in power, flow, thermal management, and plasma and ion beam sources for original equipment manufacturers (OEMs) and end-users around the world.

Advanced Energy operates in regional centers in North America, Asia and Europe and offers global sales and support through direct offices, representatives and distributors. Founded in 1981, Advanced Energy is a publicly held company traded on the Nasdaq National Market under the symbol AEIS. For more information, please visit our corporate website: www.advanced-energy.com.

Safe Harbor Statement

This press release contains certain forward-looking statements, including the company’s expectations with respect to Advanced Energy’s financial results for the fourth quarter of 2004. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those

Advanced Energy Reports Third Quarter 2004 Results — Page 3
October 21, 2004

expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the volatility and cyclicality of the semiconductor and semiconductor capital equipment industries, Advanced Energy’s ongoing ability to develop new products in a highly competitive industry characterized by increasingly rapid technological changes, Advanced Energy’s ability to successfully integrate acquired companies’ operations, and other risks described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements, as filed with the Securities and Exchange Commission. These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s website at www.advanced-energy.com or by contacting Advanced Energy’s investor relations at 970-221-4670. The company assumes no obligation to update the information in this press release.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Sales	$93,550	$68,567	$306,906	$187,671
Cost of sales	63,810	45,474	201,790	126,355

Gross profit	29,740	23,093	105,116	61,316
Operating expenses:
Research and development	12,576	12,979	38,795	38,897
Sales and marketing	8,332	7,329	24,381	23,920
General and administrative	6,050	5,198	17,892	14,074
Amortization of intangible assets	1,092	1,142	3,387	3,413
Restructuring charges	(165)	1,011	242	3,288
Intangible asset impairment		1,175		1,175

Total operating expenses	27,885	28,834	84,697	84,767
Income (loss) from operations	1,855	(5,741)	20,419	(23,451)
Other expense, net	(1,994)	(2,261)	(5,566)	(7,351)

(Loss) income before income taxes	(139)	(8,002)	14,853	(30,802)
Provision for income taxes	(997)	(19,436)	(4,595)	(11,000)

Net (loss) income	$(1,136)	$(27,438)	$10,258	$(41,802)

Basic (loss) earnings per share	$(0.03)	$(0.85)	$0.31	$(1.30)

Diluted (loss) earnings per share	$(0.03)	$(0.85)	$0.31	$(1.30)

Basic weighted-average common shares outstanding	32,674	32,286	32,633	32,217
Diluted weighted-average common shares outstanding	32,674	32,286	33,233	32,217

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	September 30,	December 31,
	2004	2003
ASSETS
Current Assets:
Cash and cash equivalents	$38,584	$41,522
Marketable securities, available for sale	74,203	93,370
Accounts receivable, net	73,954	61,927
Inventories	91,054	65,703
Other current assets	5,592	5,637

Total current assets	283,387	268,159
Property and equipment, net	45,788	44,725
Deposits and other	6,067	5,951
Goodwill and intangibles, net	80,362	88,943
Demonstration and customer service equipment, net	4,984	3,934
Deferred debt issuance costs, net	2,321	3,019

Total assets	$422,909	$414,731

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$31,946	$23,066
Other accrued expenses	26,502	28,216
Current portion of capital leases and senior borrowings	3,965	8,582
Accrued interest payable on convertible subordinated notes	1,810	2,460

Total current liabilities	64,223	62,324
Long-term Liabilities:
Capital leases and senior borrowings	4,882	6,168
Deferred income tax liabilities, net	2,339	4,672
Convertible subordinated notes payable	187,718	187,718
Other long-term liabilities	2,053	2,015

Total long-term liabilities	196,992	200,573
Total liabilities	261,215	262,897
Stockholders’ equity	161,694	151,834

Total liabilities and stockholders’ equity	$422,909	$414,731

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2004	2003
NET CASH USED IN OPERATING ACTIVITIES	$(7,053)	$(19,507)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	8,712	(13,904)
NET CASH USED IN FINANCING ACTIVITIES	(4,515)	(4,905)
EFFECT OF CURRENCY TRANSLATION ON CASH	(82)	1,132

DECREASE IN CASH AND CASH EQUIVALENTS	(2,938)	(37,184)
CASH AND EQUIVALENTS, beginning of period	41,522	70,188

CASH AND EQUIVALENTS, end of period	$38,584	$33,004